China Ascendance Acquisition Corporation

10,000,000 Units1
Ordinary Shares
Warrants

UNDERWRITING AGREEMENT

New York, New York
, 2008

Susquehanna Financial Group, LLLP
Ladenburg Thalmann & Co. Inc.
As Representatives of the several Underwriters,
c/o Susquehanna Financial Group, LLP
401 City Ave, Suite 220
Bala Cynwyd, Pennsylvania 19004

Ladies and Gentlemen:

China Ascendance Acquisition Corporation, a Cayman Islands limited life company (the “Company”), proposes to sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, an aggregate of 10,000,000 units (the “Units”) of the Company (said Units to be issued and sold by the Company being hereinafter called the “Underwritten Securities”). The Company also proposes to grant to the Representatives an option to purchase up to 1,500,000 additional units to cover over-allotments, if any (the “Option Securities”; the Option Securities, together with the Underwritten Securities, being hereinafter called the “Securities”). To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representatives as used herein shall mean you, as Underwriters, and the term Underwriter shall mean either the singular or plural as the context requires. Certain capitalized terms used herein and not otherwise defined are defined in Section 20 hereof.

Each Unit consists of one ordinary share of the Company, par value $.001 per share (the “Ordinary Shares”), and one warrant to purchase one Ordinary Share (the “Warrant(s)”). The Ordinary Shares and Warrants included in the Units will not trade separately until the ninetieth (90th) day after the date of the Prospectus unless the Representatives determine that an earlier date is acceptable, subject to (a) the Company’s preparation of an audited balance sheet reflecting the receipt by the Company of the proceeds of the offering of the Securities and (b) the filing of such audited balance sheet with the Commission on a Form 6-K or similar form by the Company which includes such balance sheet. Each Warrant entitles its holder, upon exercise, to purchase one Ordinary Share for $7.50 during the period commencing on the later of the completion of an initial “Business Combination” or one (1) year from the date of the Prospectus and terminating on the four-year anniversary of the date of the Prospectus or earlier upon redemption or Liquidation. As used herein, the term “Business Combination” (as described more fully in the Registration Statement) shall mean any acquisition, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more operating businesses or assets.

1 Plus an option to purchase from the Company, up to 1,500,000 additional Units to cover over-allotments.

The Company has entered into an Investment Management Trust Agreement, dated as of the date hereof, with Continental Stock Transfer & Trust Company (“CST&T”), as trustee, in substantially the form filed as an exhibit to the Registration Statement (the “Trust Agreement”), pursuant to which certain proceeds of the offering will be deposited and held in a trust account (the “Trust Account”) for the benefit of the Company, the Underwriters and the holders of the Underwritten Securities and the Option Securities, if and when issued.

The Company has entered into a Warrant Agreement, dated as of the date hereof, with CST&T, as warrant agent, in substantially the form filed as an exhibit to the Registration Statement (the “Warrant Agreement”) pursuant to which CST&T will act as warrant agent in connection with the issuance, registration, transfer, exchange, redemption, and exercise of the Warrants, the Representatives’ Warrants (as defined below) and Sponsors’ Warrants (as defined below).

The Company has entered into letter agreements (collectively, the “Securities Purchase Agreement”), with the shareholders of the Company immediately prior to the sale of the securities (each a “Founder” and, collectively, the “Founders”) pursuant to which the Founders have purchased from the Company or a shareholder of the Company an aggregate of 2,500,000 Ordinary Shares (the “Founders’ Ordinary Shares”) for an aggregate purchase price of $25,000. The Founders’ Ordinary Shares are identical to the Ordinary Shares included in the Units except (i) each Founder has agreed to place its Founders’ Ordinary Shares in escrow until (A) six months after the initial Business Combination with respect to an aggregate of 500,000 shares and (B) one year after the business Combination with respect to the remaining 2,000,000 shares, (ii) each Founder has agreed not to sell or otherwise transfer the Founders’ Ordinary Shares until they are released from escrow, other than to Permitted Transferees (as defined below), (iii) the Founders have agreed to vote the Founders’ Ordinary Shares in the same manner as the shares cast by a majority of the public stockholders in connection with the vote required to approve our initial Business Combination, (iv) the Founders will not be able to exercise conversion rights with respect to the Founders’ Ordinary Shares and (v) the Founders have agreed to waive their rights to participate in the Liquidation distribution with respect to the Founders’ Ordinary Shares. For purposes of this Agreement, “Permitted Transferees” has the meaning set forth in (A) the Securities Purchase Agreement with respect to the Founders’ Ordinary Shares and (B) the Warrant Subscription Agreement with respect to the Sponsors’ Warrants.

The Company has entered into a Warrant Subscription Agreement, dated as of ___________, 2008 (the “Warrant Subscription Agreement”), with Bright Elite Enterprises Limited, Matthew Hayden and certain other Founders (each a “Sponsor” and, collectively, the “Sponsors”), pursuant to which the Sponsors have agreed to purchase an aggregate of 3,200,000 warrants, each entitling the holder to purchase one Ordinary Share (the “Sponsors’ Warrants”), for $1.00 per Sponsors’ Warrant. The Sponsors’ Warrants are identical to the Warrants included in the Units, except (i) the Sponsors’ Warrants will not be transferable or salable by the Sponsors (subject to limited exceptions more fully described in the Warrant Subscription Agreement) until after the Company completes the Business Combination, (ii) if the Company calls the Warrants for redemption, the Sponsors’ Warrants will be exercisable on a cashless basis so long as they are held by the Sponsors or their Permitted Transferees and (iii) after the consummation of the Company’s initial Business Combination, the holders of the Sponsors’ Warrants and the underlying Ordinary Shares will be entitled to registration rights with respect to such securities under an agreement to be signed on or before the date of the Prospectus.

The Company has entered into an Escrow Agreement, dated as of the date hereof (the “Escrow Agreement”), with CST&T and the Founders, pursuant to which the Founders have agreed to place the Founders’ Ordinary Shares into escrow until (i) six months after the initial Business Combination with respect to 500,000 Ordinary Shares and (ii) one year after the initial Business Combination with respect to the remaining 2,000,000 Ordinary Shares, subject to the terms, conditions and exceptions more fully described in the Escrow Agreement.

The Company has entered into a Registration Rights Agreement, dated as of the date hereof, with the Founders and Sponsors, in substantially the form filed as an exhibit to the Registration Statement (the “Registration Rights Agreement”), pursuant to which the Company has granted certain registration rights in respect of the Founders’ Ordinary Shares, the Sponsors’ Warrants and the underlying Ordinary Shares.

The Company hereby agrees to issue and sell to the Representatives (and/or their designees) on the date hereof an option (“Representatives’ Purchase Option”) for the purchase of an aggregate of 700,000 units (“Representatives’ Units”) for an aggregate purchase price of $100. Each of the Representatives’ Units is identical to the Units, except that the exercise price of the Representatives’ Warrants shall be $9.375 per share (125% of the exercise price of the Warrants). The Representatives’ Purchase Option shall be exercisable, in whole or in part, commencing on the later of (i) the consummation of the initial Business Combination and (ii) one year from the Effective Date and expiring on the five-year anniversary of the Effective Date at an initial exercise price per Representative’s Unit of $10.00 (100% of the initial public offering price of a Unit). The Representatives’ Purchase Option, the Representatives’ Units, the Warrants included in the Representatives’ Units (“Representatives’ Warrants”) and the Ordinary Shares included in the Representatives’ Units and issuable upon exercise of the Representatives’ Warrants are hereinafter referred to collectively as the “Representatives’ Securities.”

The Company has caused to be duly executed and delivered letters by the Founders and each of the Company’s officers and directors (collectively, the “Insiders”), each in substantially the form filed as an exhibit to the Registration Statement (the “Insider Letters”).

The Company has entered into a letter agreement, dated as of the date hereof (the “Services Agreement”), with China Ascendance Management Corporation, pursuant to which the Company will pay China Ascendance Management Corporation, subject to the terms of the Services Agreement, an aggregate monthly fee of $7,500 for general and administrative services, including office space, utilities and secretarial support from the date hereof until the earlier of (i) the consummation of a Business Combination or (ii) the Liquidation.

1. Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

(a) The Company has prepared and filed with the Commission a registration statement (file number 333-_________) on Form F-1, including a related preliminary prospectus, for registration under the Act of the offering and sale of the Securities and the Representatives’ Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, has become effective. The Company may have filed one or more amendments thereto, including a related preliminary prospectus, each of which has previously been furnished to you. The Company will file with the Commission a final prospectus in accordance with Rule 424(b). As filed, such final prospectus shall contain all information required by the Act and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein. The Company has complied, to the Commission’s satisfaction, with all requests of the Commission for additional or supplemental information. The conditions for use of a registration statement on Form F-1 set forth in the General Instructions to Form F-1 have been satisfied with respect to the Company.

(b) On the Effective Date, the Registration Statement did, and when the Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a “settlement date”), the Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act; on the Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in the Registration Statement, or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8 hereof.

(c) The Statutory Prospectus does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Statutory Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(d) The Company has filed with the Commission a Form 8-A (file number [_________]) providing for the registration under the Exchange Act of the Securities and the Representatives’ Securities, which registration is currently effective on the date hereof. The Securities and the Representatives’ Securities have been duly listed, and admitted and authorized for trading subject only to official notice of issuance, on the American Stock Exchange, and the Company knows of no reason or set of facts which is likely to adversely affect such approval.

(e) The Commission has not issued any order or, to the Company’s knowledge, threatened to issue any order preventing or suspending the effectiveness of the Registration Statement or the use of any Preliminary Prospectus, the Prospectus or any part thereof, and has not instituted or, to the Company’s knowledge, threatened to institute any proceedings with respect to such an order.

(f) (i) At the time of filing the Registration Statement and (ii) as of the Execution Time, the Company was and is an Ineligible Issuer (as defined in Rule 405).

(g) The Company has not prepared or used a Free Writing Prospectus.

(h) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Statutory Prospectus and the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification.

(i) There are no subsidiaries of the Company as defined by Rule 1-02 of Regulation S-X.

(j) There is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required (and the Statutory Prospectus contains in all material respects the same description of the foregoing matters contained in the Prospectus); and the statements in the Statutory Prospectus and the Prospectus under the headings “Principal Stockholders,” “Certain Relationships and Related Transactions,” “Description of Securities” and “Taxation” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings. There are no business relationships or related party transactions involving the Company or any other person required by the Act to be described in the Registration Statement or Prospectus that have not been described as required.

(k) The Company’s authorized equity capitalization is as set forth in the Statutory Prospectus and the Prospectus.

(l) All issued and outstanding securities of the Company have been duly and validly authorized and issued and are fully paid and nonassessable; the holders thereof have no rights of rescission with respect thereto, and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. The offers and sales of the outstanding Ordinary Shares and Warrants were at all relevant times either registered under the Act, the applicable state securities and Blue Sky laws and all applicable foreign securities laws or, based in part on the representations and warranties of the purchasers of such Ordinary Shares and Warrants, exempt from such registration requirements. The holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities or the Representatives’ Securities; and, except as set forth in the Statutory Prospectus and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding. No other person or entity has any rights or claims against the Company as a result of having subscribed to purchase, having agreed to subscribe to purchase, having purchased or having agreed to purchase any capital stock of the Company, or any securities convertible into, or exercisable or exchangeable for, capital stock of the Company. No other person or entity has any rights or claims against the Company as a result of having subscribed to purchase, having agreed to subscribe to purchase, having purchased or having agreed to purchase any capital stock of the Company or any securities convertible into, or exercisable or exchangeable for, capital stock of the Company.

(m) The Ordinary Shares included in the Units and the Representatives’ Purchase Option have been duly authorized and, when executed by the Company and countersigned, and issued and delivered against payment for the Units by the Underwriters pursuant to this Agreement or payment for the Representatives’ Purchase Option by the Representatives, as the case may be, will be validly issued, fully paid and non-assessable.

(n) The Warrants included in the Units and the Representatives’ Purchase Option, when executed, authenticated, issued and delivered in the manner set forth in the Warrant Agreement against payment therefor pursuant to this Agreement or the Representatives’ Purchase Option, as the case may be, will be duly executed, authenticated, issued and delivered, and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(o) The Ordinary Shares issuable upon exercise of the Warrants included in the Units and upon any exercise of Representatives’ Warrants have been duly authorized and, when issued and delivered against payment therefor pursuant to the Warrant Agreement and the Warrants, or Representatives’ Warrants, as the case may be, will be validly issued, fully paid and non-assessable. The holders of such Ordinary Shares are not and will not be subject to personal liability by reason of being such holders; such Ordinary Shares are not and will not be subject to any preemptive or other similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of such Ordinary Shares (other than such execution, countersignature and delivery at the time of issuance) has been duly and validly taken.

(p) The certificates for the Ordinary Shares are in valid and sufficient form.

(q) Except as set forth in the Statutory Prospectus and the Prospectus, no holders of any securities of the Company or any rights exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Act or to include any such securities in a registration statement to be filed by the Company.

(r) No securities of the Company have been sold by the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by, or under common control with the Company from its inception through and including the date hereof, except as disclosed in the Registration Statement.

(s) Neither the Company nor any of its affiliates has, prior to the date hereof, made any offer or sale of any securities which are required to be “integrated” pursuant to the Act with the offer and sale of the Securities pursuant to the Registration Statement.

(t) The Founders’ Ordinary Shares are duly authorized, validly issued, fully paid and non-assessable.

(u) The entire $3,200,000 of proceeds from the sale of the Sponsors’ Warrants has been deposited with Graubard Miller in accordance with the terms of the Warrant Subscription Agreement and will be deposited in the Trust Account upon the consummation of the offering of the Securities.

(v) The Sponsors’ Warrants, when delivered upon the consummation of this offering, will be duly executed, authenticated and issued, and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(w) This Agreement has been duly authorized, executed and delivered by the Company.

(x) The Trust Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(y) The Warrant Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(z) The Securities Purchase Agreement has been duly authorized, executed and delivered by the Company and the Founders, and is a valid and binding agreement of the Company and the Founders, enforceable against the Company and the Founders, respectively, in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(aa) The Warrant Subscription Agreement has been duly authorized, executed and delivered by the Company and the Sponsors, and is a valid and binding agreement of the Company and the Sponsors, enforceable against the Company and the Sponsors, respectively, in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(bb) The Escrow Agreement has been duly authorized, executed and delivered by the Company and, to the Company’s knowledge, the Founders, and is a valid and binding agreement of the Company and, to the Company’s knowledge, the Founders, enforceable against the Company and, to the Company’s knowledge, the Founders, respectively, in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(cc) The Services Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(dd) The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(ee) The Representatives’ Purchase Option has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(ff) To the Company’s knowledge, each of the Insider Letters has been duly authorized, executed and delivered by the Founders and is a valid and binding agreement of the Founders, enforceable against them in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(gg) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Statutory Prospectus and the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(hh) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein or in the Trust Agreement, the Warrant Agreement, the Securities Purchase Agreement, the Warrant Subscription Agreement, the Escrow Agreement, the Services Agreement, the Registration Rights Agreement, the Representatives’ Purchase Option or the Insider Letters, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Statutory Prospectus and the Prospectus.

(ii) Neither the issue and sale of the Securities or the Representatives’ Securities nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof or of the Trust Agreement, the Warrant Agreement, the Securities Purchase Agreement, the Warrant Subscription Agreement, the Escrow Agreement, the Services Agreement, the Registration Rights Agreement, the Representatives’ Purchase Option or the Insider Letters will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, (i) the Memorandum and Articles of Association of the Company, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company is a party or bound or to which its property is subject, or (iii) any statute, law, rule, or regulation, judgment, order or decree applicable to the Company of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties.

(jj) Except as set forth in the Statutory Prospectus and Prospectus, no holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

(kk) The historical financial statements and schedules of the Company included in the Statutory Prospectus, the Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The summary financial data set forth under the caption “Summary Financial Data” in the Statutory Prospectus, Prospectus and Registration Statement fairly present in all material respects, on the basis stated in the Statutory Prospectus, Prospectus and Registration Statement, the information included therein. The Company is not party to any off-balance sheet transactions, arrangements, obligations (including contingent obligations), or other relationships with unconsolidated entities or other persons that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses. The statistical, industry-related and market-related data included in the Registration Statement, the Statutory Prospectus and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived. All such data was derived from publicly available sources.

(ll) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or, to the Company’s knowledge, the Founders, or the property of any of them is pending or, to the knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby by the Company or (ii) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Statutory Prospectus and the Prospectus (exclusive of any supplement thereto).

(mm) The Company owns or leases all such properties as are necessary to the conduct of its operations as presently conducted.

(nn) The Company is not in violation or default of (i) any provision of its Memorandum and Articles of Association, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, in any material respects, or (iii) any (x) in any material respects, statute, law, rule, regulation, or (y) judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company. The Company’s Memorandum and Articles of Association comply with the requirements of all applicable Cayman Island laws, including the Companies Law (2004 Revision), and are in full force and effect.

(oo) Rothstein Kass & Company, PC (“Rothstein Kass”), who have certified certain financial statements of the Company and delivered their report with respect to the audited financial statements and schedules included in the Statutory Prospectus and the Prospectus, are independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.

(pp) The Company maintains (i) effective internal control over financial reporting and (ii) a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(qq) The Company maintains effective “disclosure controls and procedures” (as defined under Rule 13a-15(e) under the Exchange Act) that are designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.

(rr) There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Company of the Securities or the Representatives’ Securities.

(ss) The Company has filed all tax returns that are required to be filed by it or has requested extensions thereof (except in any case in which the failure so to file would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company, taken as a whole, whether or not arising from transactions in the ordinary course of business) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Statutory Prospectus and the Prospectus (exclusive of any supplement thereto).

(tt) The Company possesses all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its business, and the Company has not received any notice of proceedings relating to the revocation or modification of any such license, certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Statutory Prospectus and the Prospectus (exclusive of any supplement thereto).

(uu) There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 relating to loans and Sections 302 and 906 relating to certifications.

(vv) There is and has been no failure on the part of the Company or, to the Company’s knowledge, any of the Company’s officers or directors, in their capacities as such, to comply with (as and when applicable), and immediately following the Effective Date the Company will be in compliance with, (a) Part 8 of the American Stock Exchange’s “AMEX Company Guide,” as amended and (b) all other provisions of the American Stock Exchange corporate governance requirements set forth in the AMEX Company Guide, as amended.

(ww) Neither the Company, nor to the Company’s knowledge, any Insider, officer, agent, employee, or affiliate is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company, the Founders and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xx) The operations of the Company are and have been conducted in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(yy) Neither the Company, nor, after due inquiry, to the Company’s knowledge, the Founders or any director, officer, agent, employee, affiliate is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any sanctions administered by OFAC.

(zz) Neither the Company, nor, after due inquiry, to the Company’s knowledge, the Founders or any officer or director of the Company has violated: (a) the Bank Secrecy Act, as amended, (b) the Money Laundering Laws, or (c) the Uniting and Strengthening of America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, and/or the rules and regulations promulgated under any such law, or any successor law.

(aaa) Except as disclosed in the Registration Statement, the Statutory Prospectus and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of Susquehanna Financial Group, LLLP or Ladenburg Thalmann & Co. Inc. and (ii) does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of Susquehanna Financial Group, LLLP or Ladenburg Thalmann & Co. Inc.

(bbb) To the Company’s knowledge, all information contained in the questionnaires (the “Questionnaires”) completed by the Insiders and provided to the Underwriters is true and correct in all material respects and the Company has not become aware of any information which would cause the information disclosed in the Questionnaires completed by the Founders and the Company’s other officers, directors and special advisors to become inaccurate and incorrect.

(ccc) Except as disclosed in the Registration Statement, the Statutory Prospectus and the Prospectus, prior to the date hereof, none of the Company, the Founders, the Company’s officers and directors or any affiliate thereof had, and as of the Closing Date, the Company, and such officers and directors, the Founders and their affiliates will have had: (a) any specific Business Combination under consideration or contemplation or (b) any interactions or discussions with any target business relating to a possible Business Combination.

(ddd) Except as described in the Registration Statement, the Statutory Prospectus and the Prospectus, there are no claims or payments, arrangements, contracts, agreements relating to, or understandings that could give use to a claim for, the payment of a brokerage commission or finder’s, consulting, origination or similar fee by the Company or the Founders with respect to the sale of the Securities hereunder or any other arrangements, agreements or understandings of the Company or, the Founders that may affect the Underwriters’ compensation, as determined by the Financial Industry Regulatory Authority (“FINRA”).

(eee) The Company has not made any direct or indirect payments (in cash, securities or otherwise) to: (i) any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) to any FINRA member; or (iii) to any person or entity that has any direct or indirect affiliation or association with any FINRA member, within the twelve months prior to the Effective Date, other than payments to the Underwriters.

(fff) No officer, director, or beneficial owner of any class of the Company’s securities (whether debt or equity, registered or unregistered, regardless of the time acquired or the source from which derived) (any such individual or entity, a “Company Affiliate”) is a member of, or a person associated or affiliated with a member of, FINRA.

(ggg) No Company Affiliate is an owner of stock or other securities of any member of FINRA (other than securities purchased on the open market).

(hhh) To the Company’s knowledge, no Company Affiliate has made a subordinated loan to any member of FINRA.

(iii) No proceeds from the sale of the Securities (excluding underwriting compensation as disclosed in the Statutory Prospectus and the Prospectus) will be paid to any FINRA member, or any persons associated or affiliated with a member of FINRA.

(jjj) Except for the Representatives’ Purchase Option, the Company has not issued any warrants or other securities, or granted any options, directly or indirectly to anyone who is a potential underwriter in the offering or a related person (as defined by FINRA rules) of such an underwriter within the 180-day period prior to the initial filing date of the Registration Statement.

(kkk) No person to whom securities of the Company have been privately issued within the 180-day period prior to the initial filing date of the Registration Statement has any relationship or affiliation or association with any member of FINRA.

(lll) To the Company’s knowledge, no FINRA member intending to participate in the Offering has a conflict of interest with the Company. For this purpose, a “conflict of interest” exists when a member of FINRA and/or its associated persons, parent or affiliates in the aggregate beneficially own 10% or more of the Company’s outstanding subordinated debt or common equity, or 10% or more of the Company’s preferred equity. “FINRA member participating in the Offering” includes any associated person of a FINRA member that is participating in the Offering, any members of such associated person’s immediate family, and any affiliate of an FINRA member that is participating in the Offering.

(mmm) The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(nnn) None of the Company’s officers or directors is subject to any non-competition agreement or non-solicitation agreement with any employer or prior employer which could materially affect his ability to be and act in the capacity of an employee, officer, director or special advisor of the Company or a Founder or Sponsor.

(ooo) The Company does not own an interest in any corporation, partnership, limited liability company, joint venture, trust or other entity.

(ppp) No relationship, direct or indirect, exists between or among any of the Company or any affiliate of the Company, on the one hand, and any director, officer, shareholder, customer or supplier of the Company or any affiliate of the Company, on the other hand, which is required by the Act or the Exchange Act to be described in the Statutory Prospectus or the Prospectus which is not described as required. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members, except as disclosed in the Registration Statement, Statutory Prospectus and the Prospectus. The Company has not extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or officer of the Company.

(qqq) The Company has not offered, or caused the Underwriters to offer, the Underwritten Securities to any person or entity with the intention of unlawfully influencing: (a) a customer or supplier of the Company or any affiliate of the Company to alter the customer’s or supplier’s level or type of business with the Company or such affiliate or (b) a journalist or publication to write or publish favorable information about the Company or any such affiliate.

(rrr) Upon delivery and payment for the Units on the Closing Date and the filing of audited financial statements on Form 6-K with the Commission, the Company will not be subject to Rule 419 under the Act and none of the Company’s outstanding securities will be deemed to be a “penny stock” as defined in Rule 3a51-1 under the Exchange Act.

(sss) Under current laws and regulations of the Cayman Islands and any political subdivision thereof, all dividends and other distributions declared and payable on the Securities or the Representatives’ Securities may be paid by the Company to the holder thereof in United States dollars that may be converted into foreign currency and freely transferred out of Cayman Islands and all such payments made to holders thereof who are non residents of the Cayman Islands will not be subject to income, withholding or other taxes under laws and regulations of the Cayman Islands or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in the Cayman Islands or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in the Cayman Islands or any political subdivision or taxing authority thereof or therein.

(ttt) No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to the United States, the Cayman Islands, the PRC, Hong Kong or any political subdivision or taxing authority thereof or therein in connection with (a) the issuance of the Securities and the Representatives’ Securities by the Company, (b) the sale and delivery of the Securities by the Underwriters as part of the Underwriters’ distribution of the Securities as contemplated hereunder, and (c) the consummation by the Company of any other transaction contemplated in this Agreement or the performance by the Company of its obligations under this Agreement.

(uuu) No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Company or any of the subsidiaries to the United States, the Cayman Islands, the PRC or Hong Kong or any political subdivision or taxing authority thereof or therein in connection with (a) the issuance of the Securities or Representatives’ Securities by the Company, and (b) the sale and delivery of the Securities by the Underwriters as part of the Underwriters’ distribution of the Securities as contemplated hereunder.

(vvv) None of the Company, nor any of their officers or directors has paid, promised or authorized the payment, directly or indirectly, of any monies or any thing of value, in each case to the extent that such payment, promise or authorization constitutes bribery in breach of applicable laws of the Cayman Islands, PRC or Hong Kong, to any government official, political or governmental organization or employee of any political party or to any other person charged with similar public or quasi-public duties or for the purpose of influencing any act or decision of such official or of the government to obtain or retain business, or direct business to the Company or any of its subsidiaries other than, in each case, any payments required by any applicable jurisdiction or permitted by any applicable laws (any such act, a “Prohibited Payment”). A Prohibited Payment does not include the payment of reasonable and bona fide expenditures, such as travel and lodging expenses, which are directly related to the promotion, demonstration or explanation of products or services, or the execution or performance of a contract with a government authority or agency thereof; provided that such payments are permissible under applicable laws.

(www)  This Agreement is in proper form under the laws of the Cayman Islands for the enforcement thereof against the Company in accordance with the laws of the Cayman Islands and to ensure the legality, validity, enforceability or admissibility into evidence in the Cayman Islands of this Agreement; it is not necessary that this Agreement, the Prospectus or any other document be filed or recorded with any court or other authority in the Cayman Islands or that any Cayman Islands stamp duty or similar tax be paid on or in respect of this Agreement, or any other document to be furnished hereunder or thereunder.

(xxx) The agreement of the Company to the choice of law provisions set forth in Section 16 of this Agreement will be recognized by the courts of the Cayman Islands and the PRC and are legal, valid and binding; the Company and its subsidiaries can sue and be sued in its own name under the laws of the Cayman Islands; the irrevocable submission by the Company to the jurisdiction of a New York Court and the appointment of Graubard Miller as its authorized agent for the purpose described in Section 16 of this Agreement is legal, valid and binding; service of process effected in the manner set forth in Section 16 of this Agreement will be effective to confer valid personal jurisdiction over the Company; and a judgment obtained in a New York court arising out of or in relation to the obligations of the Company under this Agreement would be enforceable against the Company in the courts of the Cayman Islands without further review of the merits.

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

2. Purchase and Sale. a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $9.65 per Unit, the amount of the Underwritten Securities set forth opposite such Underwriter’s name in Schedule I hereto. Subject to and only upon the Closing, the $[ ] previously paid to the Representatives as an advance against its expenses shall be credited to the Company by reducing the fees and other expenses payable by the Company pursuant to this Agreement upon the sale of the Underwritten Securities.

(b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the Representatives to purchase up to 1,500,000 Option Securities at the same purchase price per Unit as the Underwriters shall pay for the Underwritten Securities. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters. Said option may be exercised in whole or in part at any time on or before the 45th day after the date of the Prospectus upon written notice by the Representatives to the Company setting forth the number of Option Securities as to which the Representatives are exercising the option and the settlement date.

(c) In addition to the discount from the public offering price represented by the Purchase Price set forth in the first sentence of Section 2(a) of this Agreement, the Company hereby agrees to pay to the Underwriters a deferred discount of $0.35 per Unit (including both Underwritten Securities and Option Securities) purchased hereunder (the “Deferred Discount”). The Deferred Discount will be payable from amounts on deposit in the Trust Account if and when the Company consummates a Business Combination. The Underwriters hereby agree that if no Business Combination is consummated within the time period provided in the Trust Agreement and the funds held under the Trust Agreement are distributed to the holders of the Ordinary Shares sold pursuant to this Agreement (the “Public Stockholders”), (i) the Underwriters will forfeit any rights or claims to the Deferred Discount and (ii) the trustee under the Trust Agreement is authorized to distribute the Deferred Discount to the Public Stockholders on a pro rata basis.

3. Delivery and Payment. Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day prior to the Closing Date) shall be made at 10:00 AM, New York City time, on [_________], 2008, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof by wire transfer payable in same-day funds to an account specified by the Company and to the Trust Account as described below in this Section 3. Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Representatives shall otherwise instruct.

(a) Payment for the Underwritten Securities shall be made as follows: $9.65 per Underwritten Security shall be deposited in the Trust Account pursuant to the terms of the Trust Agreement and $100,000 shall be paid to the order of the Company upon delivery to the Representatives of certificates (in form and substance satisfactory to the Representatives) (or through the facilities of DTC) for the account of the Underwriters representing the Underwritten Securities. The Underwritten Securities shall be registered in such name or names and in such authorized denominations as the Representatives may request in writing at least two Business Days prior to the Closing Date. The Company will permit the Representatives to examine and package the Underwritten Securities for delivery, at least one Business Day prior to the Closing Date. The Company shall not be obligated to sell or deliver the Underwritten Securities except upon tender of payment by the Representatives for all the Underwritten Securities.

(b) Payment for the Option Securities shall be made as follows: $9.65 per Option Security shall be deposited in the Trust Account pursuant to the terms of the Trust Agreement upon delivery to the Representatives of certificates (in form and substance satisfactory to the Representatives) (or through the facilities of DTC) for the account of the Underwriters representing the Option Securities. The certificates representing the Option Securities to be delivered will be in such denominations and registered in such names as the Representatives request not less than two Business Days prior to the Closing Date and will be made available to the Representatives for inspection, checking and packaging at the aforesaid office of the Company’s transfer agent or correspondent not less than one Business Day prior to such Closing Date.

If the option provided for in Section 2(b) hereof is exercised after the third Business Day prior to the Closing Date, the Company will deliver the Option Securities (at the expense of the Company) to the Representatives, c/o Susquehanna Financial Group, LLLP at 401 City Avenue, Suite 220, Bala Cynwyd, PA 19004, on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to the Trust Account as described above in Section 3(b). If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

(c) Payment and Delivery. Delivery and payment for the Representatives’ Purchase Option shall be made on the Closing Date. The Company shall deliver to the Representatives, upon payment therefor, certificates for the Representatives’ Purchase Option in the name or names and in such authorized denominations as the Representatives may request.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus (the “Offering”).

5. Agreements. The Company agrees with the several Underwriters that:

(a) The Company will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (ii) when any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities or the Representatives’ Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as reasonably possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b) If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Statutory Prospectus would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, the Company will (i) notify promptly the Representatives so that any use of the Statutory Prospectus may cease until it is amended or supplemented; (ii) amend or supplement the Statutory Prospectus to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(c) If, at any time when a prospectus relating to the Securities or the Representatives’ Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the rules thereunder, the Company promptly will (i) notify the Representatives of any such event; (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance; and (iii) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

(d) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(e) The Company will not make any offer relating to the Securities or the Representatives’ Securities that constitutes or would constitute a Free Writing Prospectus or a portion thereof required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act.

(f) The Company will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Prospectus and any supplement thereto as the Representatives may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

(g) The Company will arrange, if necessary, for the qualification of the Securities and the Representatives’ Securities for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities and the Representatives’ Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities or the Representatives’ Securities, in any jurisdiction where it is not now so subject.

(h) Except as set forth below, the Company will not, without the prior written consent of the Representatives, (i) offer, sell, contract to sell, pledge, hypothecate, grant any option to purchase or otherwise dispose of or transfer (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any other Units, Ordinary Shares, Warrants or any securities convertible into, or exercisable, or exchangeable for, Ordinary Shares or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Units, Ordinary Shares or Warrants, Ordinary Shares issuable upon exercise of the Warrants or any securities convertible into or exercisable or exchangeable for Ordinary Shares or Warrants or other rights to purchase Ordinary Shares or any such securities, whether any such transaction is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise; or publicly announce an intention to effect any such transaction in (i) or (ii), during the period commencing on the date hereof and ending 180 days after the date of this Agreement, provided, however, that if (1) during the last 17 days of the 180-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs, or (2) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day restricted period, then the foregoing restrictions shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event; provided further, however, that the Company may (i) issue and sell the Sponsors’ Warrants, (ii) issue and sell the Representatives’ Securities, (iii) issue and sell the Option Securities on exercise of the option provided for in Section 2(b) hereof and (iv) contract to sell, and issue, Ordinary Shares in connection with the consummation of its initial Business Combination. The Company will provide the Representatives and any co-managers and each individual subject to the restricted period pursuant to the lockup letters in the form attached as Exhibit B with prior notice of any such announcement that gives rise to an extension of the restricted period.

(i) The Company will not take, directly or indirectly, any action designed to or that would constitute or that could reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or the Representatives’ Securities.

(j) The Company hereby engages the Representatives, on a non-exclusive basis, as its agent for the solicitation of the exercise of the Warrants. The Company will (i) assist the Representatives with respect to such solicitation, if requested by the Representatives, and (ii) at the Representatives’ request, provide the Representatives, and direct the Company’s transfer and warrant agent to provide to the Representatives, at the Company’s cost, lists of the record and, to the extent known, beneficial owners of, the Warrants. Commencing one year from the Effective Date, the Company will pay a Representative a commission of five percent (5%) of the exercise price of the Warrants for each Warrant exercised, payable on the date of such exercise, on the terms provided for in the Warrant Agreement, only if permitted under the rules and regulations of the NASD and only to the extent that an investor who exercises his Warrants designates, in writing, that such Representative solicited his exercise. The Representatives may engage sub-agents in its solicitation efforts. The Company agrees to disclose the arrangement to pay such solicitation fees to the Representatives in any prospectus used by the Company in connection with the registration of the Ordinary Shares underlying the Warrants.

(k) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities and the Representatives’ Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities and the Representatives’ Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities and the Representatives’ Securities; (iv) the printing (or reproduction) and delivery of this Agreement and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities and the Representatives’ Securities; (v) the registration of the Securities and the Representatives’ Securities under the Exchange Act and the listing of the Securities and the Representatives’ Securities on the American Stock Exchange; (vi) any registration or qualification of the Securities and the Representatives’ Securities for offer and sale under the securities or blue sky laws of the several states and any foreign jurisdiction requested by the Representatives (in each case, including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with FINRA (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (viii) the Company’s expenses associated with the “due diligence” meetings arranged by the Representatives; (ix) the payment, binding and delivery of transaction “bibles” in form and style reasonably satisfactory to the Representatives and their counsel and transaction lucite cubes or similar commemorative items; a style and quantity reasonably requested by the Representatives; (x) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; (xii) any travel expenses of the Company’s directors, officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Securities, including the cost of any aircraft chartered in connection with attending or hosting such meetings and (xi) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

(l) For a period of at least five years from the Effective Date, or until such earlier time upon which the Company is required to be liquidated or ceases to be subject to public company reporting obligations, the Company will use its best efforts to maintain the registration of the Units, Ordinary Shares and Warrants under the provisions of the Exchange Act. The Company will not deregister the Units, the Ordinary Shares or the Warrants under the Exchange Act (except in connection with a going private transaction after the completion of the Business Combination) without the prior written consent of the Representatives.

(m) The Company shall have, by the date hereof, retained its registered independent public accountants to audit the financial statements of the Company as of the Closing Date (the “Audited Financial Statements”) reflecting the receipt by the Company of the proceeds of the initial public offering. As soon as the Audited Financial Statements become available, the Company shall promptly (but in any event within four business days after the Closing Date) file a Current Report on Form 6-K with the Commission, which Report shall contain the Company’s Audited Financial Statements. Additionally, upon the Company’s receipt of the proceeds from the exercise of all or any portion of the option provided for in Section 2(b) hereof, the Company shall promptly (but in any event within four business days after the Closing Date for the sale of the Option Securities) file a Current Report on Form 6-K with the Commission, which report shall disclose the Company’s sale of the Option Securities and its receipt of the proceeds therefrom.

(n) For a period of at least five years from the Effective Date or until such earlier time that the Company is required to be liquidated or ceases to be subject to public company reporting obligations, the Company, at its expense, shall cause its regularly engaged registered independent certified public accountants to review (but not audit) the Company’s financial statements for each of the first three fiscal quarters prior to the announcement of quarterly financial information, the filing of the Company’s Form 10-Q quarterly report and the mailing, if any, of quarterly financial information to stockholders.

(o) For a period of five years from the Effective Date or until such earlier time that the Company is required to be liquidated or ceases to be subject to public company reporting obligations, the Company will furnish to the Representatives such copies of financial statements and other periodic and special reports as the Company from time to time furnishes generally to holders of any class of its securities (provided that by filing such financial statements and other periodic and special reports with the Commission via EDGAR the Company shall be deemed to have delivered such items to the Representatives) and such additional documents and information with respect to the Company as the Representatives may from time to time reasonably request.

(p) For a period of at least five years from the Effective Date or until such earlier time that the Company is required to be liquidated or ceases to be subject to public company reporting obligations, the Company shall retain a transfer and warrant agent.

(q) Until consummation of the initial Business Combination, in no event will the fees payable under the Services Agreement be more than $7,500 per month in the aggregate. Upon the consummation of the initial Business Combination, the Services Agreement shall terminate.

(r) Except as set forth in this subsection and the Services Agreement, the Company shall not pay the Founders or any of the Company’s officers or directors or any of their affiliates any fees or compensation for services rendered to the Company prior to, or in connection with, the consummation of a Business Combination; provided however, that officers, directors and affiliates may receive reimbursement for out-of-pocket expenses incurred by them in connection with an initial Business Combination to the extent that such expenses do not exceed the amount of available proceeds not deposited in the Trust Account and the amount of interest income that may be released from the Trust Account as described in the Registration Statement; provided further, however, that if the initial Business Combination is consummated, to the extent that such out-of-pocket expenses were not reimbursed due to the operation of the immediately preceding proviso, the Company may reimburse such out-of-pocket expenses.

(s) The Company will apply the net proceeds from the offering received by it in a manner consistent with the applications described under the caption “Use of Proceeds” in the Statutory Prospectus and the Prospectus.

(t) In the event any person or entity (regardless of any FINRA affiliation or association) is engaged to assist the Company in its search for a merger candidate or to provide any other merger and acquisition services, the Company will provide the following to (A) FINRA for a period of ninety days following the date of the Prospectus and (B) the Representatives at any time prior to the consummation of a Business Combination: (i) complete details of all services and copies of agreements governing such services; and (ii) justification as to why the person or entity providing the merger and acquisition services should not be considered an “underwriter and related person” with respect to the Company’s initial public offering, as such term is defined in Rule 2710 of FINRA’s Conduct Rules. The Company also agrees that proper disclosure of such arrangement or potential arrangement will be made in the proxy statement which the Company will file for purposes of soliciting stockholder approval for the Business Combination.

(u) The Company shall advise FINRA if it is aware that any 5% or greater stockholder of the Company becomes an affiliate or associated person of a FINRA member participating in the distribution of the Company’s Securities.

(v) The Company shall cause the proceeds of the offering to be held in the Trust Account to be invested only in United States “government securities,” within the meaning of Section 2(a)(16) of the Investment Company Act, having maturity of 180 days or less, or in one or more money market funds meeting the conditions specified in Rule 2a-7 of the Investment Company Act, as set forth in the Trust Agreement and disclosed in the Statutory Prospectus and the Prospectus. The Company will otherwise conduct its business in a manner so that it will not become subject to the Investment Company Act. Furthermore, once the Company consummates a Business Combination, it will be engaged in a business other than that of investing, reinvesting, owning, holding or trading securities.

(w) During the period prior to the Company’s initial Business Combination, the Company may instruct the trustee under the Trust Agreement that up to an aggregate of $3,000,000 of interest income (after appropriate reserve for payment of taxes) be released to the Company solely for the purposes described in the “Use of Proceeds” section of the Registration Statement under the caption “Use of net proceeds not held in trust and up to amounts available from interest income earned on the trust account.” After an aggregate of $3,000,000 is released to the Company, any interest income earned on the amounts held in the Trust Account (net of taxes payable thereon) will remain in the Trust Account until the earlier of the consummation of the Company’s initial Business Combination or the Liquidation.

(x) The Company will reserve and keep available that maximum number of its authorized but unissued securities which are issuable upon exercise of any of the Warrants, Sponsors’ Warrants, Representatives’ Purchase Option, Representatives’ Units and Representatives’ Warrants outstanding from time to time.

(y) Prior to the consummation of a Business Combination or the Liquidation, the Company shall not issue any Ordinary Shares, Warrants or any options or other securities convertible into Ordinary Shares, or any shares of preferred stock which participate in any manner in the Trust Account or which vote as a class with the Ordinary Shares on a Business Combination.

(z) Prior to the consummation of a Business Combination or the Liquidation, the Company shall cause its audit committee to review and approve all expense reimbursements made to its officers, directors and affiliates and any expense reimbursements payable to members of the Company’s audit committee will be reviewed and approved by the Company’s board of directors, with any interested directors abstaining from such review and approval.

(aa) The Company agrees that it will use its best efforts to prevent the Company from becoming subject to Rule 419 under the Act prior to the consummation of the initial Business Combination, including, but not limited to, using its best efforts to prevent any of the Company’s outstanding securities from being deemed to be a “penny stock” as defined in Rule 3a-51-1 under the Exchange Act during such period.

(bb) The Company will maintain “disclosure controls and procedures” (as defined under Rule 13A-15(e) under the Exchange Act) and a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(cc) The Company will use its best efforts to effect and maintain the listing of the Units, Ordinary Shares and Warrants on the American Stock Exchange.

(dd) As soon as legally required to do so, the Company and its directors and officers, in their capacities as such, shall take all actions necessary to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(ee) The Company and any of the Company’s directors or officers, in their capacities as such, shall take all actions necessary to comply with any provision of the (i) Part 8 of the AMEX Company Guide and (b) all other provisions of the American Stock Exchange corporate governance requirements set forth in the AMEX Company Guide.

(ff) The Company shall not take any action or omit to take any action that would cause the Company to be in breach or violation of its Memorandum and Articles of Association. Except in connection with the consummation of a Business Combination, the Company will not amend its Memorandum and Articles of Association without the prior written consent of the Representatives, which consent shall not be unreasonably withheld.

(gg) The Company hereby agrees that prior to commencing its due diligence investigation of any operating business which the Company seeks to acquire for its initial Business Combination (“Target Business”) or obtaining the services of any vendor, it will use its best efforts to cause the Target Business or vendor to execute a waiver letter in the form attached hereto as Exhibit A.

(hh) Prior to the consummation of the initial Business Combination, the Company will submit such transaction to the Company’s stockholders for their approval (“Business Combination Vote”) even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable state law; and in the event that the Company does not effect a Business Combination ordinarily require stockholder approval under applicable state law; and in the event that the Company does not effect a Business Combination within eighteen (18) months from the date of the Prospectus (subject to extension to twenty-four months, if the Company has entered into a letter of intent or definitive agreement with respect to a Business Combination within such eighteen (18) month period) of the Prospectus, the Company will cease to exist and will promptly distribute to all Public Stockholders an aggregate sum equal to the Company’s “Liquidation Value” (defined below). In the event that the Company anticipates that it may not be able to consummate the initial Business Combination within the twenty-four (24) month period and seeks stockholder approval to extend the period of time to consummate the Business Combination by an additional twelve (12) months and the stockholders approve such an extension and the Company does not then effect a Business Combination by thirty-six (36) months from the date of the Prospectus (the “Extended Period”), the Company will cease to exist and will distribute to all Public Stockholders an aggregate sum equal to the Company’s “Liquidation Value.” The Company’s “Liquidation Value” shall mean the greater of (i) the Company’s book value, as determined by the Company and agreed by Rothstein Kass or the independent registered public accounting firm then engaged by the Company pursuant to an audit, or (ii) the amount of funds in the Trust Account (including (a) the proceeds held in the Trust Account from the Offering and the sale of the Sponsors’ Warrants, (b) the amount held in the Trust Account representing the Deferred Discount and (c) any interest income earned on the funds held in the Trust Account, net of taxes payable thereon, that are not released to the Company to cover its operating expenses in accordance with Section 5(v)). Only Public Stockholders holding Ordinary Shares shall be entitled to receive liquidating distributions and the Company shall pay no liquidating distributions with respect to any other Ordinary Shares of the Company. The twenty-four (24) month period described above shall be extended by an additional twelve (12) months only if (i) a majority of the shares voted by the Public Stockholders are voted to approve the Extended Period and if Public Stockholders holding less than 33% of the Ordinary Shares sold in this Offering vote against the Extended Period and elect to convert their Ordinary Shares. Upon any such approval of the Extended Period, the Company will convert shares, based upon the Conversion Price from those Public Stockholders who affirmatively requested such conversion and voted against the Extended Period. With respect to the initial Business Combination Vote, the Founders have agreed to vote all of their Founders’ Ordinary Shares in accordance with the vote cast by a majority of the Ordinary Shares held by the Public Stockholders and any other Ordinary Shares held by them, whenever and however acquired, in favor of such Business Combination. At the time the Company seeks approval of the Extended Period or the initial Business Combination, the Company will offer to each Public Stockholder holding Ordinary Shares the right to convert its shares at a per share conversion price (the “Conversion Price”) equal to (A) the amount in the Trust Account, inclusive of (x) the proceeds from this offering held in the Trust Account, including the proceeds from the sale of the Sponsors’ Warrants, (y) the amount held in the Trust Account representing the Deferred Discount and (z) any interest income earned on the funds held in the Trust Account, net of taxes payable thereon, that are not released to the Company to cover its operating expenses in accordance with Section 5(v), divided by (B) the total number of Units sold in the offering. If a majority of the shares voted by the Public Stockholders are voted to approve the initial Business Combination, and if Public Stockholders holding less than 35% of the Ordinary Shares sold in the Offering vote in the aggregate (a) against such approval of a Business Combination and (b) against the Extended Period, and elect to convert their Ordinary Shares, the Company will proceed with such Business Combination. If the Company elects to so proceed, it will convert shares, based upon the Conversion Price, from those Public Stockholders who affirmatively requested such conversion and who voted against the Business Combination. Only Public Stockholders holding Ordinary Shares shall be entitled to receive distributions from the Trust Account in connection with the approval of an initial Business Combination, and the Company shall pay no distributions with respect to any other holders or shares of capital stock of the Company. If Public Stockholders holding 35% or more vote, in the aggregate (i) against approval of a potential Business Combination and (ii) against the Extended Period, and elect to convert their shares in connection with a vote against such Business Combination or Extended Period, as the case may be, the Company will not proceed with such Business Combination and will not convert such shares.

(ii) The Company agrees that the initial Target Business(es) or any portion(s) thereof that it acquires in a Business Combination must have an aggregate fair market value equal to at least 80% of the amount in the Trust Account (excluding the Underwriters’ Deferred Discount) at the time of such acquisition. Fair market value must be determined by the Board of Directors of the Company based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value and the Board of Directors shall be permitted to rely upon the advice of the Company’s financial advisors in connection therewith. If the Board of Directors of the Company is not able to independently determine that the initial Target Business(es) or any portion(s) thereof has a fair market value of at least 80% of the Trust Account at the time of such Business Combination, the Company will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of FINRA with respect to the satisfaction of such criteria. The Company is not required to obtain an opinion from an investment banking firms as to the fair market value of the target business if the Company’s Board of Directors independently determines that the target business does have sufficient fair market value.

(jj) Within five Business Days following the consummation by the Company of a Business Combination, the Company shall cause an announcement (“Business Combination Announcement”) to be placed, at its cost, in The Wall Street Journal, The New York Times and a third national publication to be selected by the Representatives announcing the consummation of the Business Combination and indicating that the Underwriters were the underwriters in the offering. The Company shall supply the Representatives with a draft of the Business Combination Announcement and provide the Representatives with a reasonable advance opportunity to comment thereon. The Company will not place the Business Combination Announcement without the final approval of the Representatives, which approval will not be unreasonably withheld or delayed.

(kk) Upon the consummation of the initial Business Combination, the Company will pay to the Representatives, on behalf of the Underwriters, the Deferred Discount. Payment of the Deferred Discount will be made out of the proceeds of this offering held in the Trust Account. The Underwriters shall have no claim to payment of any interest earned on the portion of the proceeds held in the Trust Account representing the Deferred Discount. If the Company fails to consummate its initial Business Combination within the required time period set forth in the Registration Statement, the Deferred Discount will not be paid to the Representatives and will, instead, be included in the Liquidation distribution of the proceeds held in the Trust Account made to the Public Stockholders. In connection with any such Liquidation, the Underwriters forfeit any rights or claims to the Deferred Discount, including any accrued interest thereon.

6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) The Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b) The Company shall have requested and caused Graubard Miller, counsel for the Company, Solomon Harris, Cayman Islands counsel for the Company and Han Kun Law Offices, People’s Republic of China (“PRC”) counsel for the Company, to have furnished to the Representatives their opinions, dated the Effective Date and addressed to the Representatives in the forms attached as Exhibit C-1, Exhibit C-2 and Exhibit C-3, respectively. In rendering such opinions, Graubard Miller may rely as to matters involving the application of laws of any jurisdiction other than the Delaware General Corporation Law, the State of New York, and the Federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are reasonably satisfactory to counsel for the Underwriters. In rendering such opinion, each such counsel may also rely as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. References to the Prospectus in this paragraph (b) shall also include any supplements thereto at the Closing Date.

(c) The Representatives shall have received from Blank Rome LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities and the Representatives’ Securities, the Registration Statement, the Statutory Prospectus, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters. In rendering such opinion, Blank Rome LLP may rely as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials and the opinion of Solomon Harris as to matters of Cayman Islands law.

(d) The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chief Executive Officer and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement each Preliminary Prospectus, the Prospectus and any amendment or supplement thereto, and this Agreement and that:

(i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii) since the date of the most recent financial statements included in the Statutory Prospectus and the Prospectus (exclusive of any supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Statutory Prospectus and the Prospectus (exclusive of any supplement thereto).

(e) The Company shall have requested and caused Rothstein Kass to have furnished to the Representatives, at the Execution Time and at the Closing Date, letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance reasonably satisfactory to the Representatives, confirming that they are registered independent accountants within the meaning of the Act and the Exchange Act and the applicable rules and regulations adopted by the Commission thereunder and that they have performed a review of the unaudited interim financial information of the Company for the [_________ ]-month period ended [ __________] and as at [___________ ], in accordance with Statement on Auditing Standards No. 100 and stating in effect that:

(i) in their opinion the audited financial statements and financial statement schedules included in the Registration Statement, the Statutory Prospectus and the Prospectus and reported on by them comply as to form with the applicable accounting requirements of the Act and the related rules and regulations adopted by the Commission;

(ii) on the basis of a reading of the latest unaudited financial statements made available by the Company; their limited review, in accordance with standards established under Statement on Auditing Standards No. 100, of the unaudited interim financial information for the [__________] -month period ended [ ________] and as at [________ ] [,as indicated in their report dated __________] ; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings, if any, of the stockholders, directors and audit, governance and nominating committees of the Company; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to [_________], nothing came to their attention which caused them to believe that:

(1) any unaudited financial statements included in the Registration Statement, the Statutory Prospectus and the Prospectus do not comply as to form with applicable accounting requirements of the Act and with the related rules and regulations adopted by the Commission with respect to registration statements on Form F-1; and said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement, the Statutory Prospectus and the Prospectus; and

(2) with respect to the period subsequent to [_________], there were any changes, at a specified date not more than five days prior to the date of the letter, in the long-term debt of the Company or capital stock of the Company or decreases in the stockholders’ equity of the Company net loss or loss before income taxes or in total or per share amounts of net loss to the Company as compared with the amounts shown on the [_________] [insert same date as above] balance sheet included in the Registration Statement, the Statutory Prospectus and the Prospectus, or for the period from [_________] [insert date one day after the date inserted above] to such specified date there were any decreases, as compared with [_________] [insert the appropriate comparative period; e.g.: the corresponding period in the preceding year; or, the corresponding period in the preceding quarter; or, if no appropriate period exists, insert dollar amounts for each item] in [net revenues or income before income taxes or in total or per share amounts of net income of the Company and its subsidiaries] [add to the list of items in brackets above any other appropriate income statement items; e.g.: operating income; net interest income; net interest income after provision for loan losses], except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives;

(i) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company) set forth in the Registration Statement, the Statutory Prospectus and the Prospectus, including the information set forth under the captions “Dilution” and “Capitalization” in the Statutory Prospectus and the Prospectus, agrees with the accounting records of the Company, excluding any questions of legal interpretation.

References to the Prospectus in this paragraph (e) include any supplement thereto at the date of the letter.

(f) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof), the Statutory Prospectus and the Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Statutory Prospectus and the Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Statutory Prospectus and the Prospectus (exclusive of any supplement thereto).

(g) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

(h) FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting or other arrangements of the transactions contemplated hereby.

(i) The Securities and the Representatives’ Securities shall be duly listed, subject to notice of issuance, on the American Stock Exchange, satisfactory evidence of which shall have been provided to the Representatives.

(j) On the Effective Date, the Company shall have delivered to the Representatives executed copies of the Trust Agreement, the Warrant Agreement, the Securities Purchase Agreement, the Warrant Subscription Agreement, the Escrow Agreement, the Services Agreement, and each of the Insider Letters.

(k) On or prior to the Closing Date, the Company shall have delivered to the Representatives an executed copy of the Representatives’ Purchase Option.

(l) At the Execution Time, the Company shall have furnished to the Representatives a letter substantially in the form of Exhibit B hereto from each officer and director of the Company and the Founders addressed to the Representatives.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Blank Rome LLP, counsel for the Underwriters, at The Chrysler Building, 405 Lexington Avenue, New York, New York, 10174, unless otherwise indicated herein, on the Closing Date.

7. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through the Representatives on demand for all out-of-pocket expenses (including fees and disbursements of counsel and “road show” and diligence expenses) that shall have been reasonably incurred by them in connection with the proposed purchase and sale of the Securities.

8. Indemnification and Contribution. b) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities and the Representatives’ Securities as originally filed or in any amendment thereof, or in any Preliminary Prospectus or the Prospectus or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements set forth (i) in the last paragraph of the cover page regarding delivery of the Securities and, under the heading “Underwriting”, (ii) the list of Underwriters and their respective participation in the sale of the Securities, (iii) the sentences related to concessions and reallowances and (iv) the paragraph related to stabilization, syndicate covering transactions and penalty bids in the Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Preliminary Prospectus or the Prospectus.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party authorizes (in its sole discretion) the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld or delayed), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(d) In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (i) any domestic or international event or act or occurrence has materially disrupted, or in the Representatives’ opinion will, in the immediate future, materially disrupt, general securities markets in the United States, (ii) trading in the Company’s Units, Ordinary Shares or Warrants shall have been suspended by the Commission or the American Stock Exchange or trading in securities generally on the New York Stock Exchange or the American Stock Exchange shall have been suspended or limited or minimum prices shall have been established on either of such exchanges, (iii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, (v) a moratorium on foreign exchange trading has been declared which materially adversely impacts the United States securities market, (vi) the Company shall have sustained a material loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not such loss shall have been insured, will, in the Representatives’ opinion, make it inadvisable to proceed with the delivery of the Securities, (vii) any of the Company’s representations, warranties or covenants hereunder are breached, (viii) if the Representatives shall have become aware after the date hereof of such a material adverse change in the condition, financial or otherwise, business, properties, prospects or results of operations of the Company, or such adverse material change in general market conditions, including without limitation as a result of terrorist activities after the date hereof, the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Statutory Prospectus or the Prospectus (exclusive of any supplement thereto).

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the Susquehanna Financial Group, LLLP General Counsel (fax no.: (610) 617-3819) and confirmed to it at 401 City Ave, Suite 220, Bala Cynwyd, Pennsylvania 19004, Attention: Associate General Counsel, and Ladenburg Thalmann & Co. Inc. (fax no. (212) 409-2169) and confirmed to it at 153 East 53rd Street, 49th Floor, New York, New York 10022, Attention: _________; or, if sent to the Company, will be mailed, delivered or telefaxed to China Ascendance Acquisition Corporation (fax no.: 86 (10) 8257-0388) and confirmed to it at 108 North 4th Ring East Road, QianHe JiaYuan, Building 9, Suite 607, Beijing 100029, China, Attention: William Ping Du, Chief Executive Officer.

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14. No Fiduciary Duty. The Company hereby acknowledges that (a) the purchase and sale of the Securities and the Representatives’ Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company and (c) the Company’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

15. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

16. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The Company hereby agrees that any action, proceeding or claim against it arising out of, or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. The Company irrevocably appoints Graubard Miller as its agent for service of process in the State of New York to receive, for the Company on its behalf, service of process in any proceeding. Any such process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it c/o Graubard Miller, The Chrysler Building, 405 Lexington Avenue, New York, New York, 10174, Attention: David A. Miller, with a copy to the Company at the address set forth in Section 12 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim. The Company agrees that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys’ fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefore.

17. Waiver of Jury Trial. The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding between the Company and the Underwriters arising out of or relating to this Agreement or the transactions contemplated hereby.

18. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

19. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

20. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Liquidation” shall mean the distributions of the Trust Account to the Public Stockholders if the Company fails to consummate a Business Combination as more fully described in the Registration Statement.

“Preliminary Prospectus” shall mean any preliminary prospectus referred to in paragraph 1(a) above and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information.

“Prospectus” shall mean the prospectus relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Securities and the Representatives’ Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430A, as amended at the Execution Time and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

“Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430A” and “Rule 433” refer to such rules under the Act.

“Rule 430A Information” shall mean information with respect to the Securities and the Representatives’ Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

“Statutory Prospectus” shall mean the Preliminary Prospectus dated ___________, 2008, relating to the Securities and the Representatives’ Securities that were first filed as part of Registration Statement with the Commission on ___________, 2008.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours,

China Ascendance Acquisition Corporation

By:
Name:
Title:

Susquehanna Financial Group, LLLP

By:
Name:
Title:

Ladenburg Thalmann & Co. Inc.

By:
Name:
Title:

For itself and the other several Underwriters named in Schedule I to the foregoing Agreement.

SCHEDULE I

Underwriters ----------------	Number of Underwritten Securities to be Purchased -------------------
Susquehanna Financial Group, LLLP
Ladenburg Thalmann & Co. Inc.

==========
Total............................	10,000,000

EXHIBIT A

FORM OF TRUST CLAIM WAIVER LETTER

[Letterhead of prospective vendor or target business.]

[Address]

Ladies and Gentlemen:

Reference is made to the Prospectus of China Ascendance Acquisition Corporation (the “Company”), dated ________, 200_ (the “Prospectus”).

We acknowledge that we have read the Prospectus and understand that the Company has established a Trust Account for the benefit of the Company’s public stockholders at Merrill Lynch, maintained by Continental Stock Transfer & Trust Company acting as trustee (the “Trust Account”) and that the Company may disburse monies from the Trust Account only:

(a) in the event the Company consummates a “business combination” (as such term is used in the Prospectus), to any public stockholders who exercise their conversion rights, to the Underwriters in respect of their deferred underwriting discounts and commissions and to the Company in the amount remaining in the Trust Account following such payments to the public stockholders and the Underwriters; or

(b) in the event of the Company’s liquidation, to the public stockholders.

For and in consideration of the Company [AGREEING TO EVALUATE US FOR PURPOSES OF CONSUMMATING AN INITIAL BUSINESS COMBINATION] [ENGAGING OUR SERVICES], we hereby agree that we do not have any right, title, interest or claim of any kind in or to any monies in the Trust Account (“Claim”) and hereby waive any Claim we may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever.

Very truly yours,

[NAME]

By:
Name:
Title:

EXHIBIT B

FORM OF LOCK-UP AGREEMENT

[Letterhead of officer, director or major shareholder of China Ascendance Acquisition Corporation]

China Ascendance Acquisition Corporation
Public Offering of Units

, 2008

Susquehanna Financial Group, LLLP
Ladenburg Thalmann & Co. Inc.
As Representatives of the several Underwriters,
c/o Susquehanna Financial Group, LLP.
401 City Ave, Suite 220
Bala Cynwyd, Pennsylvania 19004

Ladies and Gentlemen:

This Lock-Up Agreement (this “Lock-Up Agreement”) is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), between China Ascendance Acquisition Corporation, a Cayman Islands limited life company (the “Company”), and you as representative of a group of Underwriters named therein, relating to an underwritten public offering of Units consisting of one Ordinary Share and one warrant (the “Units”), of the Company.

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of Susquehanna Financial Group, LLLP, and Ladenburg Thalmann & Co. Inc. (i) offer, sell, contract to sell, pledge, hypothecate, grant any option to purchase or otherwise dispose of or transfer or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any other Units, Ordinary Shares, Warrants or any securities convertible into, or exercisable, or exchangeable for, Ordinary Shares or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Units, Ordinary Shares or Warrants, Ordinary Shares issuable upon exercise of the Warrants or any securities convertible into or exercisable or exchangeable for Ordinary Shares or Warrants or other rights to purchase Ordinary Shares or any such securities, whether any such transaction is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise; or publicly announce an intention to effect any such transaction in (i) or (ii), during the period commencing on the date hereof and ending 180 days after the date hereof, other than Ordinary Shares disposed of as bona fide gifts approved in writing and in advance by Susquehanna Financial Group, LLLP and Ladenburg Thalmann & Co. Inc.

If (i) during the last 17 days of the 180-day restricted period, the Company issues an earnings release or material news, or a material event relating to the Company occurs, or (ii) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day restricted period, then the foregoing restrictions imposed by this Lock-Up Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless Susquehanna Financial Group, LLLP and Ladenburg Thalmann & Co. Inc. waive, in writing, such extension. The undersigned hereby acknowledges that the Company has agreed in the Underwriting Agreement to provide written notice of any event that would result in an extension of the 180-day restricted period and agrees that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned.

If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

Yours very truly,

[SIGNATURE OF OFFICER, DIRECTOR OR MAJOR STOCKHOLDER]

[NAME AND ADDRESS OF OFFICER, DIRECTOR OR MAJOR STOCKHOLDER]